UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 25, 2014

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2014, Richard O. Jacobson, a member of the Board of Directors (the "Board") of Heartland Express, Inc., a Nevada corporation (the "Company"), provided notice to the Company of his decision not to stand for reelection as a member of the Board at the next Annual Meeting of Stockholders to be held May 8, 2014 (the "Annual Meeting"). Mr. Jacobson's decision not to stand for reelection is not a result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. Mr. Jacobson will continue to serve as a member of the Board, although he will not serve on any committees of the Board until his term expires immediately prior to the Annual Meeting. In light of Mr. Jacobson's resignation as chairman of the Nominating Committee of the Board, the Board has appointed Dr. Tahira K. Hira to serve as chairperson of the Nominating Committee.

After giving effect to Mr. Jacobson's decision not to stand for reelection, the majority of the members of the Board will continue to be independent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	March 31, 2014	By:/s/John P. Cosaert
John P. Cosaert
Executive Vice President - Finance,
Chief Financial Officer and Treasurer